AGREEMENT

THIS AGREEMENT is made as of this ___ day of July 2005, by and among FORTRESS AMERICA ACQUISITION CORPORATION, a Delaware corporation (the “Company”), SUNRISE SECURITIES CORP., a Delaware corporation (“Sunrise”), and PALADIN HOMELAND SECURITY FUND, L.P., a Delaware limited partnership, PALADIN HOMELAND SECURITY FUND (NY CITY), L.P., a Delaware limited partnership, PALADIN HOMELAND SECURITY FUND (CA), L.P., a Delaware limited partnership, and PALADIN HOMELAND SECURITY FUND (CAYMAN ISLANDS), L.P., a limited partnership formed under the laws of the Cayman Islands (individually, “Stockholder,” and collectively, “Stockholders”).

A. Sunrise entered into a Letter of Intent (the “Letter of Intent”) with the Company to underwrite an initial public offering of the securities of the Company (“IPO”) and embark on the IPO process.

B. As a condition and in consideration for Sunrise underwriting the IPO, Sunrise, the Company and the Stockholders must agree to certain terms and conditions as more fully described in this Agreement.

C. Capitalized terms used in this Agreement, unless defined elsewhere, shall have the meaning ascribed to them in Section 10 hereof.

NOW, THEREFORE, for good and valuation consideration, the parties hereto hereby agree as follows:

1. If the Company solicits approval of its stockholders of a Business Combination, Stockholders will vote all Insider Shares owned by them in accordance with the majority of the votes cast by the holders of the IPO Shares.

2. In the event that the Company fails to consummate a Business Combination within 12 months from the effective date (“Effective Date”) of the registration statement relating to the IPO (or 18 months under the circumstances described in the prospectus relating to the IPO), Stockholders will take all reasonable actions within their power to cause the Trust Fund (as defined in the Letter of Intent) to be liquidated and distributed to the holders of the IPO Shares. Each Stockholder hereby waives any and all right, title, interest or claim of any kind in or to any distribution of the Trust Fund as a result of such distribution with respect to such Insider Shares (“Claim”) and hereby waives any Claim Stockholder may have in the future as a result of, or arising out of, any contracts or agreements with the Company and will not seek recourse against the Trust Fund for any reason whatsoever (including in connection with enforcement of the Company’s indemnification obligations under paragraph 9 hereof).

3. Stockholders acknowledge and agree that the Company will not consummate any Business Combination which involves a company which is affiliated with any of the Insiders unless the Company obtains an opinion from an independent investment banking firm reasonably acceptable to Sunrise that the Business Combination is fair to the Company’s stockholders from a financial perspective.

4. Stockholders will not be entitled to receive, and will not accept, any compensation for services rendered to the Company prior to the consummation of the Business Combination; provided that Stockholders shall be entitled to reimbursement from the Company for their out-of-pocket expenses incurred on behalf of the Company.

5. Stockholders will not be entitled to receive, or accept, a finder’s fee or any other compensation in the event Stockholders, any member of a family of a Stockholder or any Affiliate of Stockholders originates a Business Combination.

6. Stockholders will escrow their Insider Shares for the three-year period commencing on the Effective Date, subject to the terms of a stock escrow agreement substantially in the form attached hereto as Exhibit A which the Company will enter into with Stockholders and an escrow agent acceptable to the Company.

7. The Company and Stockholders agree to enter into a registration rights agreement substantially in the form attached hereto as Exhibit B.

8. Stockholders hereby represent and warrant that the information furnished in writing to the Company and to Sunrise marked expressly for inclusion in the Registration Statement on Form S-1 (the “Registration Statement”) is true and accurate in all respects, does not omit any material information with respect to any Stockholder that would otherwise be required to be disclosed under the Securities Act of 1933, as amended, or any rule or regulation promulgated thereunder.

9. The Company agrees to indemnify and hold harmless Stockholders, and each of their respective officers, employees, affiliates, directors, and partners (each, an “Indemnified Party”), from and against any expenses, losses, judgments, claims, damages or liabilities arising out of or based upon any untrue statement (or allegedly untrue statement) of a material fact contained in the Registration Statement, preliminary prospectus or final prospectus (or any amendment or supplement thereto), or arising out of or based upon any omission (or alleged omission) to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act of 1933, as amended, or any rule or regulation promulgated thereunder applicable to the Company and relating to action or inaction required of the Company in connection with the registration; and the Company shall promptly reimburse the Indemnified Party for any legal and any other expenses reasonably incurred by such Indemnified Party in connection with investigating and defending any such expense, loss, judgment, claim, damage or liability; provided however, that the Company shall not be liable in any such case to the extent that any such expense, loss, claim, damage or liability arises out of or is based upon any untrue statement or allegedly untrue statement or omission or alleged omission made in the Registration Statement, preliminary prospectus, or final prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with information furnished to the Company, in writing, by any Stockholder expressly for use therein. Each Stockholder hereby waives any and all right, title, interest or claim of any kind in or to the Trust Fund or any distribution from the Trust Fund in respect of any claim or rights Stockholder may have in the future against the Company as a result of, or arising out of, the Company’s indemnification obligations in this paragraph 9 and will not seek recourse against the Trust Fund for any reason whatsoever.

10. As used herein, (i) a “Business Combination” shall mean an acquisition by merger, capital stock exchange, asset or stock acquisition, reorganization or otherwise, of an operating business in the homeland security industry selected by the Company; (ii) “Insiders” shall mean all officers, directors and stockholders of the Company immediately prior to the IPO; (iii) “Insider Shares” shall mean all of the shares of Common Stock of the Company owned by an Insider prior to the IPO; and (iv) “IPO Shares” shall mean the shares of Common Stock issued in the Company’s IPO.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

FORTRESS AMERICA ACQUISITION CORPORATION

By:	/s/ Harvey L. Weiss
Harvey L. Weiss, President and Chief Executive Officer

SUNRISE SECURITIES CORP.

By:	Nathan Low
Its:	President

PALADIN HOMELAND SECURITY FUND, L.P.

By:	PALADIN HOMELAND SECURITY HOLDINGS, LLC, its General Partner

By:	/s/ Michael R. Steed
Michael R. Steed, Authorized Signatory

PALADIN HOMELAND SECURITY FUND (NY CITY), L.P.

By:	PALADIN HOMELAND SECURITY HOLDINGS, LLC, its General Partner

By:	/s/ Michael R. Steed
Michael R. Steed, Authorized Signatory

PALADIN HOMELAND SECURITY FUND (CA), L.P.

By:	PALADIN HOMELAND SECURITY HOLDINGS, LLC, its General Partner

By:	/s/ Michael R. Steed
Michael R. Steed, Authorized Signatory

PALADIN HOMELAND SECURITY FUND (CAYMAN ISLANDS), L.P.

By:	PALADIN HOMELAND SECURITY HOLDINGS (CAYMAN ISLANDS), LTD., its General Partner

By:	/s/ Michael R. Steed
Michael R. Steed, Authorized Signatory